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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in Registration Statement No. 333-113077 on Form S-3, filed February 25, 2004; Registration Statement No. 333-110147 on Form S-3, filed October 31, 2003, as amended on December 2, 2003; Registration Statement No. 333-110146 on Form S-3, filed October 31, 2003, as amended on November 25, 2003; Registration Statement No. 333-98745 on Form S-8, filed August 26, 2002; Registration Statement No. 333-74028 on Form S-3, filed November 27, 2001, as amended on November 30, 2001 and December 11, 2001; Registration Statement No. 333-69768 on Form S-3, filed September 21, 2001, as amended on October 10, 2001; Registration Statement No. 333-63642 on Form S-3, filed June 22, 2001; Registration Statement No. 333-46618 on Form S-8, filed September 26, 2000; Registration Statement No. 333-73451 on Form S-8, filed March 5, 1999; Registration Statement No. 333-68373 on Form S-8, filed December 4, 1998; Registration Statement No. 333-25757 on Form S-8, filed April 24, 1997, as amended June 24, 1998; and Registration Statement No. 333-57583 on Form S-8, filed June 24, 1998, and in the related Prospectuses of Midway Games Inc., of our report dated February 13, 2004, except as to Note 13 as to which the date is March 3, 2004, with respect to the consolidated financial statements and schedule of Midway Games Inc. and subsidiaries, included in the Annual Report (Form 10-K) of Midway Games Inc. for the year ended December 31, 2003.

                                        /s/ Ernst & Young LLP

Chicago, Illinois
March 10, 2004